Exhibit 10.19(a)

Execution Copy

First Supplement

to Indenture and Servicing Agreement

Supplement Dated as of June 16, 2006

by and among

SIERRA TIMESHARE 2005-1 RECEIVABLES FUNDING, LLC,

as Issuer,

WYNDHAM CONSUMER FINANCE, INC.,

as Servicer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

and

U.S. BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Amending and Supplementing

the

Indenture and Servicing Agreement

Dated as of August 11, 2005

FIRST SUPPLEMENT TO

INDENTURE AND SERVICING AGREEMENT

THIS FIRST SUPPLEMENT TO INDENTURE AND SERVICING AGREEMENT is dated as of June 16, 2006 (this “Supplement”) and is effective as of the Effective Date as described herein and is by and among SIERRA TIMESHARE 2005-1 RECEIVABLES FUNDING, LLC, (formerly known as Cendant Timeshare 2005-1 Receivables Funding, LLC), a limited liability company organized under the laws of the State of Delaware, as issuer, WYNDHAM CONSUMER FINANCE, INC. (formerly known as Cendant Timeshare Resort Group – Consumer Finance, Inc. and previously known as Fairfield Acceptance Corporation – Nevada), a Delaware corporation, as servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and U.S. BANK NATIONAL ASSOCIATION, a national banking association, successor to Wachovia Bank, National Association, as collateral agent. This Supplement supplements and amends the Indenture and Servicing Agreement dated as of August 11, 2005 among the same parties.

RECITALS

The Issuer, the Servicer, the Trustee and the Collateral Agent are parties to the Indenture and Servicing Agreement dated as of August 11, 2005 (the “Agreement”) and by execution of this Supplement, each of the Issuer, the Servicer, the Trustee and the Collateral Agent hereby agree to supplement and amend and do supplement and amend such Agreement as provided herein.

The Issuer, the Servicer, the Trustee and the Collateral Agent has each duly authorized the execution and delivery of this Supplement and the performance of the Agreement as so amended and supplemented.

All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders, the Insurer and the Swap Counterparty.

The Issuer is entering into this Supplement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Insurer and the Swap Counterparty have evidenced their consent to this Supplement and the amendments to the Indenture contained herein by execution of the consent forms attached to this Supplement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows:

ARTICLE I

EFFECTIVE DATE

Section 1.1 Effective Date

As used in this Supplement, “Effective Date” means the date on which Wyndham Worldwide and its subsidiaries cease to be subsidiaries of Cendant.

This Supplement shall be effective on and after the Effective Date, and if the Effective Date does not occur, this Supplement shall have no effect.

ARTICLE II

DEFINITIONS

Section 2.1 Addition of Definitions

Section 1.1 of the Agreement is hereby supplemented and amended by the addition of the following defined terms each to be added in the correct alphabetical order:

“Additional Performance Guarantor” shall mean Wyndham Worldwide, a Delaware corporation.

“Additional Performance Guaranty” shall mean the Performance Guaranty dated as of June 16, 2006 pursuant to which the Additional Performance Guarantor guaranties the performance of CTRG-CF as Servicer under this Agreement, guaranties the Issuer’s performance of its obligations under Section 5.4 of the Agreement and guaranties the performance of the Sellers’ obligations under the respective Master Loan Purchase Agreements.

“Wyndham Worldwide” shall mean Wyndham Worldwide Corporation or any successor thereof.

Section 2.2 Amendment of Definitions

(a) The following defined terms included in Section 1.1 of the Agreement are each hereby amended and restated to read in its entirety as follows:

“CTRG-CF” shall mean Wyndham Consumer Finance, Inc., formerly known as Cendant Timeshare Resort Group – Consumer Finance, Inc., a Delaware corporation and previously known as Fairfield Acceptance Corporation-Nevada, a Delaware corporation domiciled in Nevada and a wholly-owned subsidiary of FRI.

“Trendwest” shall mean Trendwest Resorts, Inc., an Oregon corporation, and a wholly-owned indirect subsidiary of Wyndham Worldwide and its successors and assigns.

(b) The first proviso contained in the definition of “Permitted Investments” included in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

“provided, however, that no obligation of any Seller, the Depositor, the Performance Guarantor or the Additional Performance Guarantor shall constitute a Permitted Investment and”

Section 2.3 Other Definitional Provisions.

With respect to terms used in this Supplement and not otherwise defined herein, such terms shall have the meanings ascribed to them in the Agreement.

ARTICLE III

DELIVERY OF ADDITIONAL PERFORMANCE GUARANTY

Section 3.1 Delivery of Additional Performance Guaranty. (a) The Issuer agrees that the Issuer will cause the Additional Performance Guarantor to execute the Additional Performance Guaranty and on the Effective Date will cause the Additional Performance Guarantor to deliver the Additional Performance Guaranty to the Trustee for the benefit of the Noteholders, the Insurer and the Swap Counterparty. The Issuer and the Servicer hereby direct the Trustee to accept the Additional Performance Guaranty and upon the occurrence of a failure of CTRG-CF, the Issuer or a Seller to perform an Obligation, as defined in the Additional Performance Guaranty, the Trustee is hereby directed to demand performance of such Obligation by the Additional Performance Guarantor. Any funds received by the Trustee under the Additional Performance Guaranty shall, for purposes of the Agreement, be deemed to be, and shall be applied as, funds received under the Performance Guaranty.

(b) The parties to this Supplement and Wyndham Worldwide, by execution of the acknowledgement attached hereto, agree that the delivery of the Additional Performance Guaranty shall not in any way affect the terms or the validity and enforceability of the First Guaranty Agreement or the Performance Guaranty or the obligations of the Performance Guarantor under such agreements; however, as provided in the Additional Performance Guaranty, if the Servicer, the Issuer or one or more of the Sellers fails to perform any of the Obligations, as defined in the Additional Performance Guaranty, the Trustee shall first seek to enforce performance of such Obligations against the Additional Performance Guarantor and only if the Additional Performance Guarantor fails to satisfy the performance of such Obligations will the Trustee seek satisfaction of the performance of such Obligations by making demand on the Performance Guarantor under the First Guaranty Agreement or the Performance Guaranty, as applicable.

ARTICLE IV

AMENDMENT TO ARTICLE VI

Section 4.1 Amendment to Negative Covenants. Upon the occurrence of the Effective Date, subsection (f) of Section 6.2 of the Agreement shall be and hereby is amended and restated to read in its entirety as follows:

(f) No Change in Control. At any time fail to be (i) either a wholly owned member of the group of which Cendant is the common parent or a wholly owned member of group of which Wyndham Worldwide is the common parent and (ii) an entity wholly owned directly or indirectly by CTRG-CF.

ARTICLE V

AMENDMENT TO ARTICLE VII

Section 5.1 Section 7.11 Amendment. Upon the occurrence of the Effective Date, subsection (n) of Section 7.11 shall be and hereby is amended and restated to read in its entirety as follows:

(n) Recordation of Collateral Assignments. The Servicer will cause the collateral Assignment of Mortgage to the Collateral Agent to be perfected as provided in the Fairfield Master Loan Purchase Agreement, except that the Servicer shall not be required to file or cause the filing of such collateral Assignment of Mortgage to the extent the related Timeshare Property is located in the State of Florida and the Servicer shall have received an Opinion of Counsel to the effect that no recordings or filings of the Assignment of Mortgage are necessary under the laws of the State of Florida to perfect the security interest of the Collateral Agent in the Mortgages incumbering Florida Timeshare Properties. If the Servicer is unable to obtain the opinion described in the preceding sentence, then the Servicer will take or cause to be taken such action as is required to record the Assignment of Mortgage with respect to the Timeshare Properties located in the State of Florida.

ARTICLE VI

SERVICER DEFAULTS

Section 6.1 Amendment to Servicer Default Provisions. Upon the occurrence of the Effective Date, subsection (d) of Section 12.1 is hereby amended and restated to read in its entirety as follows:

(d) an Insolvency Event shall occur with respect to the Servicer, Cendant or Wyndham Worldwide; or

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Counterparts. This Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.2 Third-Party Beneficiaries. Upon the occurrence of the Effective Date, this Supplement will inure to the benefit of and be binding upon the parties hereto, the Insurer, the Swap Counterparty, the Noteholders and their respective successors and permitted assigns. No other person will have any right or obligation hereunder.

Section 7.3 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Issuer, the Servicer, the Trustee and the Collateral Agent have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.

SIERRA TIMESHARE 2005-1 RECEIVABLES FUNDING, LLC, as Issuer

By:	/s/ Mark A. Johnson
Name: Mark A. Johnson
Title: President

WYNDHAM CONSUMER FINANCE, INC., as Servicer

By:	/s/ Mark A. Johnson
Name: Mark A. Johnson
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jennifer C. Davis
Name: Jennifer C. Davis
Title: Assistant Vice President

U.S. BANK, NATIONAL ASSOCIATION, as successor to Wachovia Bank, National Association, as Collateral Agent

By:	/s/ Cheryl Whitehead
Name: Cheryl Whitehead
Title: Authorized Representative